FORM 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors

and Shareholders

We consent to the use in this Registration Statement of Lanier Capital REIT, Inc. on Form S-11 of our report dated July 9, 2007, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Weaver & Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

July 27, 2007